UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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APi Group Corporation

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APi Group to Hold Virtual-Only Annual Meeting of Stockholders

New Brighton, Minnesota – July 28, 2020 – APi Group Corporation (NYSE:APG) (“APi” or the “Company”) today announced a change in the format of its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) from in-person to virtual-only due to the ongoing public-health concerns related to the coronavirus (COVID-19) pandemic. The date and time of the 2020 Annual Meeting (August 13, 2020 at 9:30 a.m. (Eastern Time)) remain unchanged.

Attending the 2020 Annual Meeting

As previously announced, stockholders of record as of the close of business on June 25, 2020, the record date, are entitled to attend and vote at the 2020 Annual Meeting. We have designed the format of the 2020 Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting. To access the 2020 Annual Meeting, please visit www.meetingcenter.io/220192959 and use the password APG2020. You will need to enter the control number found on the proxy card, voting instruction form or other notice previously received in connection with the meeting.

If you were a beneficial owner of shares as of the record date (i.e., you held your shares in “street name” through an intermediary, such as a bank, broker or nominee), you must register in advance to virtually attend the 2020 Annual Meeting. To register, you must obtain a legal proxy, executed in your favor, from the holder of record and submit proof of your legal proxy reflecting the number of shares you held as of the record date, along with your name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. (Eastern Time) on August 10, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare and you can follow the instructions above.

Voting Shares

All stockholders are encouraged to continue to vote in advance of the 2020 Annual Meeting by Internet, by telephone or by mail, in each case by following the instructions in our Proxy Statement. The proxy card, voting instruction form or notice of internet availability that were previously distributed will not be updated to reflect this change in meeting format and may be used to vote shares in connection with the 2020 Annual Meeting. Stockholders who have already submitted their proxy do not need to take any further action.

Rules of Conduct; Stockholder List

Starting 15 minutes prior to and during the 2020 Annual Meeting, you can view our Agenda and the Rules of Conduct for the 2020 Annual Meeting. These will include stockholder instructions for submitting questions pertinent to the items brought before the stockholder vote at the 2020 Annual Meeting, on the meeting center page.

A list of stockholders will be available for inspection by stockholders during the meeting on the meeting center page.

About APi

APi is a market-leading business services provider of safety, specialty and industrial services in over 200 locations, primarily in North America. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations Inquiries:

Olivia Walton

Vice President of Investor Relations

+1 651-604-2773

email: investorrelations@apigroupinc.us

Media Contact:

Liz Cohen

Kekst CNC

+1 212-521-4845

Liz.Cohen@kekstcnc.com